UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2006

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-23946	58-1873345
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

310 Technology Parkway, Norcross, Georgia	30092-2929
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 441-1580

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 6, 2006, Pediatric Services of America, Inc. (the “Company”) completed the sale of substantially all of the assets of its Respiratory Therapy Equipment and Services Business (“RTES”) to Lincare, Inc. (“Lincare”). The purchase price is $35.2 million in cash of which $30.0 million was received at closing. The remainder of the purchase price is due upon satisfaction of certain criteria, including the transition of certain patients and the collection of outstanding receivables. In conjunction with the closing, the Company has begun to rationalize its corporate general and administrative expenses. A reduction in force will occur during the month of November reducing the Company’s annual salaries, wages and benefits by approximately $2.8 million.

None of the Company, its affiliates, or the Company’s directors or officers, has any material relationship with Lincare, Inc. The foregoing description of the disposition of RTES does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated August 28, 2006.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Statements.

The un-audited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and related notes of the Company. The un-audited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results that would have occurred if the sale of RTES had occurred on the date indicated or the expected financial position or results of operations in the future. The information includes pro forma adjustments which reflect the disposition of the business.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

See the introduction to pro forma financial information. The un-audited pro forma condensed consolidated balance sheet was prepared assuming the disposition occurred as of June 30, 2006 and included pro forma adjustments as follows:

(a)	To record the disposition of assets and liabilities for RTES. The cash proceeds of $24,869 are net of tax expense calculated at statutory rates.

The un-audited pro forma condensed consolidated statement of operations for the year ended September 30, 2005 and the nine months ended June 30, 2006 have been presented as if the disposition were completed as of October 1, 2004. These statements include pro forma adjustments as follows:

(b)	To reclassify the operations of RTES in connection with the disposition as discontinued operations.

(c)	To record estimated tax benefit on the pro forma income at statutory rates.

(d) Exhibits.

10.1 Asset Purchase Agreement dated August 25, 2006, by and among the Company, Pediatric Services of America, a Georgia Corporation and PSA Capital Corporation and Lincare, Inc. (filed as Exhibit 10.1 to the Company’s Form 8-K filed August 28, 2006 and incorporated herein by reference).

99.1 Pro Forma Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIC SERVICES OF AMERICA, INC.
(Registrant)

Date: November 10, 2006	By:	/s/ James M. McNeill
James M. McNeill Senior Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

10.1	Asset Purchase Agreement dated August 25, 2006, by and among the Company, Pediatric Services of America, a Georgia Corporation and PSA Capital Corporation and Lincare, Inc. (filed as Exhibit 10.1 to the Company’s Form 8-K filed August 28, 2006 and incorporated herein by reference).

99.1	Pro Forma Financial Information.